UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 17, 2019

AECOM

(Exact name of Registrant as specified in its charter)

Delaware	0-52423	61-1088522
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1999 Avenue of the Stars, Suite 2600

Los Angeles, California  90067

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code  (213) 593-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ACM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Item 7.01.     Regulation FD Disclosure.

On June 17, 2019, AECOM (the “Company”) issued a press release announcing that its Board of Directors has unanimously approved a plan to pursue the spin-off of the Company’s Management Services business into an independent, publicly-traded company. The transaction is subject to certain conditions, including final approval by the Company’s Board of Directors, receipt of a tax opinion from counsel, and the filing and effectiveness of a registration statement with the U.S. Securities and Exchange Commission. A copy of the press release and a related investor presentation posted to the Investor Relations section of the Company’s website are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively.

The information in this Item 7.01 and Exhibits 99.1 and 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01             Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
99.1	Press Release, dated June 17, 2019 entitled “AECOM announces intent to spin-off its industry-leading government services business.”

99.2	Investor Presentation, dated June 17, 2019 entitled “AECOM Value Creation Update: Spin-off of Management Services into Standalone Government Services Business.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

AECOM

Dated: June 17, 2019	By:	/s/ David Y. Gan
David Y. Gan
Senior Vice President, Deputy General Counsel